UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2011

MVB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50567

WV	200034461
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of principal executive offices, including zip code)

304-363-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The MVB Financial Corp Annual Shareholders Meeting was held Tuesday, May 17, 2011 at 301 Virginia Avenue - Fairmont, WV.

The Proxy Committee certified that 62.50%, or 1,367,134 of the 2,187,549 outstanding voting shares of MVB Financial Corp were represented in person or by proxy and that, in accordance with the Bylaws, a quorum was present.

The results of the proxy voting are as follows:

Proposal 1: "Election of Directors"

82% of the votes cast for Proposal No. 1 voted in FAVOR of the Directors nominated.

The following votes were cast for the Director Nominees:

                       FOR                         AGAINST                        ABSTAIN

Stephen R. Brooks        1,176,621   86.00%        13,464        1.00%                177,049        13.00%
Berniece D. Collis        1,122,222   82.00%        67,863        5.00%                177,049        13.00%
Larry F. Mazza                1,185,298   86.70%         4,787        0.30%                177,049        13.00%
Dr. Saad Mossallati        1,169,423   86.00%        20,662        2.00%                177,049        13.00%
Nitesh S. Patel                1,121,855   82.00%        68,230        5.00%                177,049        13.00%
Dr. Michael F. Trent        1,122,595   82.00%        67,490        5.00%                177,049        13.00%

Proposal 2: "A Proposal to approve amendments to the MVB Financial Corp. 2003 Stock Incentive Plan to provide for an increase from 300,000 to 600,000 shares of Common Stock to be available for the Plan.

85.20% of the votes cast for Proposal No. 2 voted in FAVOR of the Proposal.

1,164,863 voted FOR, 21,139 (1.55%) voted AGAINST and 181,132 (13.25%) ABSTAINED from voting.

Proposal 3: "A Proposal to ratify the appointment of S.R. Snodgrass, A.C. as Independent Certified Public Accountants for the year 2011.

99.51% of the votes cast for Proposal No. 3 voted in FAVOR of the Proposal.

1,360,491 voted FOR, 3,741 (0.28%) voted AGAINST and 2,902 (0.21%) ABSTAINED from voting.

There was no further business, so the meeting was adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVB FINANCIAL CORP

Date: May 18, 2011	By:	/s/ Lisa J. Wanstreet
Lisa J. Wanstreet
Corporate Secretary